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                                                                     EXHIBIT 4.5

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                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 26, 2000

                                 by and between

                              FLIGHTSERV.COM, INC.

                                      and

                                WORLDSPAN, L.P.


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                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 26, 2000, by and between FLIGHTSERV.COM, INC., a Delaware corporation (the "Company"), and WORLDSPAN, L.P., a Delaware limited partnership ("Worldspan").

         WHEREAS, this Agreement is made pursuant to the Master Transaction Agreement dated June __, 2000 (the "Master Transaction Agreement"), by and between the Company and Worldspan;

         WHEREAS, in order to induce Worldspan to enter into the transactions described in the Master Transaction Agreement, the Company has agreed to provide Worldspan with the registration rights set forth herein.

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1.       DEFINITIONS
         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  1.1 "Common Stock" shall mean the Common Stock, par value $.04 per share, of the Company.

                  1.2 "Company" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

                  1.3 "Current Market Price" of each share of Common Stock shall mean (i) the average of the closing prices of the Common Stock on the American Stock Exchange (or any other stock exchange or quotation system on which the Common Stock is then traded) for the five-day period immediately preceding the day in question or, (ii) if the Common Stock is not traded on a stock exchange or quotation system, the fair market value as determined in good faith by the Board of Directors of the Company.

                  1.4 "Demand Prospectus" shall mean the prospectus included in the Demand Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Demand Registration Statement, and in each case including all material incorporated by reference therein.

                  1.5 "Demand Registration" shall mean a registration required to be effected pursuant to Section 5 hereof.

                  1.6 "Demand Registration Expenses" shall mean any and all expenses incurred by the Company in connection with Demand Registrations, including, without limitation: (i) all SEC, stock exchange and National Association of Securities Dealers, Inc.







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         ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Demand Registration Statement, any Demand Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Demand Registration Expenses shall specifically exclude all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Securities.

                  1.7 "Demand Registration Request" shall have the meaning set forth in Section 5(a) hereof.

                  1.8 "Demand Registrations" shall have the meaning set forth in Section 5(a) hereof.

                  1.9 "Demand Registration Statement" shall have the meaning set forth in Section 6(a) hereof.

                  1.10     "Effective Time" shall mean June 26, 2000.

                  1.11 "Entity" shall mean any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association.

                  1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  1.13     "Maximum Number" shall have the meaning set forth in
         Section 4(b) hereof.

                  1.14     "Person" shall mean any individual or Entity.

                  1.15 "Piggyback Registration" shall have the meaning set forth in Section 4(a) hereof.

                  1.16 "Piggyback Registration Expenses" shall mean any and all expenses incurred by the Company in connection with Piggyback Registrations, including, without limitation: (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and

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         distributing the registration statement under which the Registrable
         Securities are registered on any prospectus included therein, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Piggyback Registration Expenses shall specifically exclude all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Securities.

                  1.17 "Piggyback Registration Request" shall have the meaning set forth in Section 4(a) hereof.

                  1.18 "Registrable Securities" shall mean the Shares, excluding (i) Shares that have been disposed of under the Shelf Registration Statement or any other effective registration statement,
         (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, and (iii) Shares held by Worldspan if all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

                  1.19 "Registration Statement" shall mean a Shelf Registration Statement or a registration statement registering Registrable Securities pursuant to a Piggyback Registration.

                  1.20     "SEC" shall mean the Securities and Exchange
         Commission.

                  1.21 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  1.22 "Shares" shall mean shares of Common Stock issued to Worldspan pursuant to the Warrant or any other warrant issued under the Master Transaction Agreement.

                  1.23 "Shelf Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

                  1.24 "Shelf Registration" shall mean the registration required to be effected pursuant to Section 2 hereof.

                  1.25 "Shelf Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation

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         of blue sky memorandum) and compliance with the rules of the NASD,
         (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Shelf Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Shelf Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing Worldspan, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities.

                  1.26 "Shelf Registration Notice" shall have the meaning set forth in Section 3(b) hereof.

                  1.27 "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

                  1.28 "Warrant" shall mean that certain Warrant dated June 26, 2000 pursuant to which the Company has granted to Worldspan the right to purchase shares of Common Stock.

         2.       SHELF REGISTRATION.

                  2.1      Filing of Shelf Registration Statement. Subject to
         Section 2(c), if the Company receives from Worldspan a written request that the Company effect a registration on Form S-3, then the Company shall cause to be filed, the Shelf Registration Statement providing for the sale by Worldspan of all of the Registrable Securities in accordance with the terms hereof and will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided, however, that the aggregate price of the Registrable Securities proposed to be sold to the public by Worldspan and any other holders of the Company's securities eligible to participate pursuant to such registration (net of underwriters' discount and commissions) is equal to or greater than $500,000. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective so long as Worldspan holds Registrable Securities or any warrants to purchase Registrable Securities. Subject to Section 3(b) and Section 3(i), the Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder; provided, however, that the Company shall not be deemed to have used its reasonable
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         efforts to keep the Shelf Registration Statement effective during the applicable period if it voluntarily takes any action that would result in Worldspan not being able to sell Registrable Securities covered thereby during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Shelf Registration Statement and the SEC has not declared it effective.

                  2.2 Expenses. The Company shall pay all Shelf Registration Expenses in connection with the registration pursuant to
         Section 2(a). Worldspan shall pay all underwriting discounts and commissions, the fees and disbursements of counsel representing Worldspan, and transfer taxes, if any, relating to the sale or disposition of such Registrable Securities pursuant to the Shelf Registration Statement.

                  2.3 Inability to File or Maintain Shelf Registration Statement. The Company shall be obligated to comply with the provision of Section 2 hereof only if the Company is permitted, under the Securities Act and the rules and regulations of the SEC then applicable, to file and maintain the Shelf Registration Statement on a Form S-3 registration statement, or on any other similar forms that permit the registration of the Shelf Registration Securities and the incorporation by reference of subsequently filed documents under the Exchange Act. In the event that the Company is unable to comply with the provisions of Section 2 hereof in accordance with the foregoing sentence, the Company shall become obligated to provide Worldspan with those demand rights provided for in Section 5 hereof.

         3.       SHELF REGISTRATION PROCEDURES.

                  3.1 In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by
         Section 2 hereof, the Company shall:

                           (a) prepare and file with the SEC, within the time period set forth in Section 2 hereof, the Shelf Registration Statement, which Shelf Registration Statement (i) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by Worldspan and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                           (b) subject to Section 3(i) hereof; (i) prepare and file with the SEC such amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period;
                  (ii) cause the Shelf Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act;
                  (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods or distribution by Worldspan.

         Notwithstanding anything to the contrary contained herein, the Company shall not be
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         required to take any of the actions described in clauses (i), (ii) or
(iii) in this Section 3(b), Section 3(d) or Section 3(i) with respect to the Shelf Registrable Securities (A) to the extent that the Company is in possession of material non-public information that it deems advisable not to disclose or is engaged in active negotiations or planning for a merger or acquisition or disposition transaction and it delivers written notice to Worldspan to the effect that Worldspan may not make offers or sales under the Shelf Registration Statement for a period not to exceed sixty (60) days from the date of such notice; provided, however, that Worldspan shall not be precluded from effecting sales pursuant to this clause (A) for more than (90) days during any 360-day period, (B) unless and until the Company has received a written notice (a "Shelf Registration Notice") from Worldspan that it intends to make offers or sales under the Shelf Registration Statement as specified in such Shelf Registration Notice; provided, however, that the Company shall have ten (10) business days to prepare and file any such amendment or supplement after receipt of the Shelf Registration Notice, (C) Form S-3 is not available for such offering by the Worldspan, and (D) if the Company has, within the last twelve (12) month period preceding the date of such request, already effected two registrations on Form-3 for Worldspan pursuant to this Section 3.

         Once Worldspan has delivered a Shelf Registration Notice to the Company, Worldspan shall promptly provide to the Company such information as the Company reasonably requests in order to identify the method of distribution in a post-effective amendment to the Shelf Registration Statement or a supplement to the Shelf Prospectus. Worldspan also shall notify the Company in writing upon completion of such offer or sale or at such time as Worldspan no longer intend to make offers or sales under the Shelf Registration Statement;

                           (c) furnish Worldspan after it has delivered a Shelf Registration Notice to the Company, without charge, as many copies of each Shelf Prospectus and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Shelf Prospectus and any amendment or supplement thereto by Worldspan of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Shelf Prospectus or amendment or supplement thereto;

                           (d) use its commercially reasonable efforts to register or qualify the Registrable Securities by the time the Shelf Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as Worldspan shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by Worldspan after it has delivered a Shelf Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;




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                           (e)      notify Worldspan promptly and, if requested
                  by Worldspan, confirm in writing, (i) when the Shelf Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Shelf Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable
                  Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which (A) such Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Shelf Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof as promptly as possible;

                           (g) furnish to Worldspan after delivery of a Shelf Registration Notice to the Company, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                           (h) cooperate with Worldspan to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares as Worldspan may reasonably request at least two business days prior to any sale of Registrable Securities; provided that the Company receives timely notice thereof;

                           (i)      upon the occurrence of any event
                  contemplated by clause (v) of Section 3(e) hereof, use its reasonable efforts promptly to prepare and file an amendment or a supplement to the Shelf Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such Shelf Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;





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                           (j)      make available for inspection by Worldspan
                  after it has provided a Shelf Registration Notice to the Company and any counsel, accountants or other representatives retained by Worldspan all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by Worldspan, counsel, accountants or representatives in connection with the Shelf Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies Worldspan, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by Worldspan, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

                           (k) a reasonable time prior to the filing of any Shelf Registration Statement or any amendment thereto, or any Shelf Prospectus or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein unless requested) to Worldspan after it has provided a Shelf Registration Notice to the Company;

                           (l) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or quotation system on which similar securities issued by the Company are then listed;

                           (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of a Shelf Registration Statement; and

                           (n) use its commercially reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any similar rule as may be adopted by the SEC.

         The Company may require Worldspan to furnish to the Company in writing such information regarding the proposed distribution by Worldspan as the Company may from time to time reasonably request in writing.

         In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 2 hereof and this Section 3, Worldspan covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Shelf Registration Statement until it has provided a Shelf Registration Notice pursuant to Section 3(b) and has received copies of the Shelf Prospectus as then amended or supplemented as contemplated by Section 3(c) and notice from the Company that the Shelf Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(e); (ii) upon receipt of any notice from the Company contemplated by Section 3(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 3(e)), Worldspan shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until Worldspan receives copies of the supplemented or amended Shelf Prospectus contemplated by Section 3(i) hereof and receive notice that any post-effective amendment has become effective, and, if so directed by the Company, Worldspan will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in Worldspan's possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice; (iii) all offers and sales by Worldspan under the Shelf Registration Statement shall be completed within sixty (60) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such sixty (60) day period, Worldspan will not offer or sell any Registrable Securities under the Shelf Registration Statement until it has again complied with the provisions of clause (i) above;
(iv) Worldspan will comply with the provisions of Regulation M under the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; (v) Worldspan will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (vi) Worldspan will enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (iv) and (v) above.

         4.       PIGGYBACK REGISTRATION.

         4.1 RIGHT TO PIGGYBACK. If the Company at any time proposes to register any of its Common Stock or other securities under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Form S-8 or another form not available for registering the Registrable Securities for sale to the public) (a "Piggyback Registration"), the Company will promptly (but in any event within 30 days) give written notice to Worldspan of its intention to effect such registration and will include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion within 15 days after the receipt of the Company's notice (a "Piggyback Registration Request"); provided, however, that the Company shall not be required to include Registrable Securities in the securities to be registered pursuant to a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable. In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock, any Piggyback Registration Request by Worldspan shall specify that either (i) such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration, or (ii) such Registrable Securities are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances.

         4.2 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration exceeds the maximum number which can be included in such offering without adversely affecting the marketability of the offering (the

         "Maximum Number"), the Company will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, securities the Company proposes to sell and (ii) other securities requested to be included in such registration.

                  4.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Number, the Company will include in such registration the shares requested to be included therein by the holders requesting such registration and the Registrable Securities covered by Piggyback Registration Requests and any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration.

                  4.4 Expenses. The Company shall pay all Piggyback Registration Expenses in connection with the registration pursuant to
         Section 4. Worldspan shall pay all underwriting discounts and selling commissions, fees and disbursements of its counsel and transfer taxes applicable to the sale of Registrable Securities.

         5.       DEMAND REGISTRATION.

                  5.1 Requests for Demand Registration. In the event that the Company is not permitted to file the Shelf Registration Statement in accordance with the provisions of Section 2(c) hereof, Worldspan shall immediately become entitled to the rights of this Section 5. Accordingly, Worldspan, by written request delivered to the Company on or after the date 90 days after the Effective Date, may request registration under the Securities Act of all or any portion of the Registrable Securities held by Worldspan for sale in the manner specified in such request. Each initial request for a registration pursuant to this Section 5 shall specify the number of Registrable Securities requested to be registered and sold by Worldspan, the method of disposition to be employed and the Current Market Price of the Common Stock as of the date of such request. Any request for registration pursuant to this Section 5(a) shall be referred to herein as a "Demand Registration Request" and all registrations requested pursuant to this Section 5 are referred to herein as "Demand Registrations."

                  5.2 Number of Demand Registrations. The Company shall be required to effect two (2) Demand Registrations pursuant to this
         Section 5, provided that the Company shall not be required to register any shares for a delayed or shelf offering pursuant to Rule 415 under the Securities Act unless the Company consents in writing. Notwithstanding anything to the contrary contained herein, a registration shall count as a Demand Registration only when a registration statement covering all Registrable Securities covered by such Demand Registration Request shall have become effective (except that if, after it has become effective, the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or action of the SEC not occasioned by the fault of Worldspan, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or request shall subsequently have been vacated or otherwise removed) and, if such method of disposition is a firm commitment underwritten public offering, all such Registrable Securities shall have been sold pursuant thereto; provided, however, that if a registration statement filed by the Company pursuant to a Demand Registration Request shall be abandoned or withdrawn at the behest of Worldspan, then, unless Worldspan shall, promptly upon receipt of a request by the Company therefor supported by an invoice setting forth the expenses in reasonable detail, reimburse the Company for the Demand Registration Expenses in respect of such registration statement attributable to Worldspan, the Company shall be deemed to have effected a Demand Registration.

                  5.3 Minimum Offering Amount. The Company shall not be required to register Registrable Securities pursuant to this Section 5 unless the aggregate Current Market Price of all Registrable Securities covered by the Demand Registration Request shall be $500,000 or more (unless and to the extent Worldspan shall hold less than $1 million of Registrable Securities, in which case such minimum offering amount shall be equal to the amount of Registrable Securities so held).

                  5.4 Selection of Underwriters. If the method of disposition specified by Worldspan shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of Worldspan, which approval shall not be unreasonably withheld.

                  5.5 Priority on Demand Registrations. The Company shall be entitled to include in any registration statement referred to in this Section 5, for sale in accordance with the method of disposition specified by Worldspan, shares of Common Stock to be sold by the Company for its own account or by other shareholders of the Company for their account. Nonetheless, whether or not the Company desires to include any such additional shares in a Demand Registration, if such method of disposition is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Number, then the Company will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, Registrable Securities covered by the Demand Registration Request, (ii) second, securities the Company proposes to sell and (iii) third, other securities requested to be included in such registration.

                  5.6 Exception. Anything in this Section 5 to the contrary notwithstanding, the Company shall not be required to file a registration statement in connection with a Demand Registration (i) within six months after the effective date of a Demand Registration or any registration statement of the type referred to in Section 4, provided that, as contemplated by Section 4, Worldspan shall have been afforded the opportunity to sell Registrable Securities pursuant to such registration statement, and all Registrable Securities requested to be registered shall have been so registered and, if such registration statement shall relate to an underwritten public offering, shall have been included therein to the extent requested by Worldspan and shall have been sold or (ii) if counsel for the Company, reasonably acceptable to Worldspan shall deliver an opinion to Worldspan to the effect that, pursuant to Rule 144 under the Securities Act or otherwise, Worldspan can publicly offer and sell the Registrable Securities as to which registration has been requested without registration under the Securities Act.

                  5.7 Expenses. The Company shall pay all Demand Registration Expenses in connection with the registration pursuant to
         Section 5. Worldspan shall pay all underwriting discounts and selling commissions, fees and disbursements of its counsel, and transfer taxes applicable to the sale of Registrable Securities.

         6.       DEMAND REGISTRATION PROCEDURES.

                  6.1 If and whenever the Company is required by the provisions of Section 5 hereof to use its COMMERCIALLY reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall use its reasonable efforts to effect the registration and sale of the Registrable Securities in accordance with the intended method of disposition thereof and will, as expeditiously as possible:

                           (a) and in any case within 60 days after receiving a request for a Demand Registration, prepare and file with the SEC a registration statement (the "Demand Registration Statement") with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Demand Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided). Notwithstanding anything to the contrary contained herein, the filing of such Demand Registration Statement may be delayed for a period not to exceed 60 days if (i) the Company is contemplating a public offering of its securities and, in the reasonable judgment of the managing underwriter thereof (or the Company if such offering is not underwritten) such filing would have a material adverse effect on the contemplated offering, or (ii) the Company is in possession of material non-public information that it reasonably deems advisable not to disclose in a Demand Registration Statement or is engaged in active negotiations or planning for a merger or acquisition or disposition transaction;

                           (b)      prior to the filing described in paragraph
                  (a) above, furnish to Worldspan copies of the Demand Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the approval of Worldspan only with respect to any statement in the Demand Registration Statement which relates to Worldspan;

                           (c) notify Worldspan promptly and, if requested by Worldspan, confirm in writing, (i) when the Demand Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Demand Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Demand Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Demand Registration Statement is effective as a result of which (A) such Demand Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Demand Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Demand Registration Statement or any part thereof as promptly as possible;

                           (e) furnish to Worldspan after delivery of a Demand Registration Request to the Company, without charge, at least one conformed copy of the Demand Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                           (f) prepare and file with the SEC amendments and supplements to such Demand Registration Statement and the Demand Prospectus used in connection therewith as may be necessary to keep such Demand Registration Statement effective for the period specified in paragraph (a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement in accordance with Worldspan's intended method of disposition set forth in such Demand Registration Statement for such period;

                           (g) furnish to Worldspan and to each underwriter such number of copies of the Demand Registration Statement and the Demand Prospectus included therein (including each preliminary prospectus) and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Demand Registration Statement;

                           (h) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Demand Registration Statement under the securities or blue sky laws of such jurisdictions as Worldspan or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

                           (i) provide a transfer agent and registrar, which may be a single entity, for all Registrable Securities not later than the effective date of the Demand Registration Statement;

                           (j) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or quotation system on which similar securities issued by the Company are then listed;

                           (k) if the offering is underwritten, to furnish, at the request of Worldspan, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration; (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating the such Demand Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Demand Registration Statement, the related Demand Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder and that such counsel does not believe that any such Demand Registration Statement, Demand Prospectus, amendment or supplement contains a misstatement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to financial statements or financial or statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by Worldspan or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Demand Registration Statement or the Demand Prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act,and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

                           (1) make available for inspection by Worldspan after delivery of a Demand Registration Request to the Company and any counsel, accountants or other representatives retained by Worldspan all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by Worldspan, counsel, accountants or representatives in connection with the Demand Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies Worldspan, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by Worldspan, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement.

         For purposes of paragraphs (a) and (f) of this Section 6, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to be that period during which the underwriters in such offering require in an underwriting agreement in the form customarily used by such underwriters for comparable transactions that the Company keep a registration statement effective to permit each underwriter to complete the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or nine months after the effective date thereof.

         In connection with each registration hereunder, Worldspan will furnish to the Company in writing such information with respect to itself and the proposed distribution by itself as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Reasonable compliance with the obligation to furnish such information shall be a condition to the rights afforded Worldspan hereunder. In addition, Worldspan (i) will comply with the provisions of Regulation M under the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Demand Registration Statement; (ii) will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Demand Registration Statement; and (iii) will enter into such written agreements as the Company shall reasonably request to ensure compliance therewith.

IN CONNECTION WITH EACH REGISTRATION PURSUANT TO SECTION 5 HEREOF COVERING AN UNDERWRITTEN PUBLIC OFFERING, THE COMPANY AGREES TO ENTER INTO A WRITTEN AGREEMENT WITH THE MANAGING UNDERWRITER SELECTED IN THE MANNER HEREIN PROVIDED IN SUCH FORM AND CONTAINING SUCH PROVISIONS AS ARE CUSTOMARY IN THE SECURITIES BUSINESS FOR SUCH AN ARRANGEMENT BETWEEN MAJOR UNDERWRITERS AND COMPANIES OF THE COMPANY'S SIZE AND INVESTMENT STATURE; PROVIDED THAT SUCH AGREEMENT SHALL NOT CONTAIN ANY SUCH PROVISION APPLICABLE TO THE COMPANY WHICH IS INCONSISTENT WITH THE PROVISIONS HEREOF; PROVIDED, FURTHER THAT THE TIME AND PLACE OF THE CLOSING UNDER SAID AGREEMENT SHALL BE AS MUTUALLY AGREED UPON BETWEEN THE COMPANY AND SUCH MANAGING UNDERWRITER.

         7.       HOLDBACK AGREEMENTS.

                  7.1 Worldspan. Worldspan agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to (provided that Worldspan receives a notice from the Company of the commencement of such 7-day period) and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  7.2      Company Officers and Directors.  The Company agrees
         (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to (provided that the Company receives notice of the commencement of such 7-day period) and the 90-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its best efforts to cause each of the Company's officers and directors who hold Common Stock or any securities convertible into or exercisable for Common Stock, to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         8.       INDEMNIFICATION; CONTRIBUTION.

                  8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless Worldspan and its partners, officers and directors and each Person, if any, who controls Worldspan within the meaning of Section 15 of the Securities Act as follows:

                           (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which Worldspan, or any partner, officer, director or controlling Person may become subject under the Securities Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement under which Registrable Securities were registered or any prospectus included therein (in each case, as amended or supplemented), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of the Company; and

                           (c)      subject to the limitations set forth in
                  Section 8(c), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraph
                  (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 8(a) shall not apply with respect to any loss, liability, claim, damage or expense that arises out of, is based upon or results from any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by

Worldspan expressly for use in the registration statement under which Registrable Securities were registered or any prospectus included therein (in each case, as amended or supplemented).

                  8.2 Indemnification by Worldspan. World span agrees to indemnify and hold harmless the Company, and each of its respective directors and officers (including each director and officer of the Company who signed a registration statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in
         Section 8(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement under which Registrable Securities were registered or any prospectus included therein (in each case, as amended or supplemented), in reliance upon and in conformity with written information furnished to the Company by Worldspan expressly for use therein. In no event, however shall the liability of Worldspan exceed the net proceeds received by Worldspan from any offering made in connection with a registration statement.

                   8.3 Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in
         Section 8(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 8(a) or (b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 8(c).

                  8.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and Worldspan shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and Worldspan, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and Worldspan on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnified party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
         Section 8(d), Worldspan shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of Worldspan were offered to the public exceeds the amount of any damages which Worldspan would otherwise have been required to pay by reason of such untrue statement or omission.

                  Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each Person, if any, who controls Worldspan within the meaning of Section 15 of the Securities Act and partners, directors and officers of Worldspan shall have the same rights to contribution as Worldspan, and each director of the Company, each officer of the Company who signed a registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  8.5 In the event any sale pursuant to a Shelf Registration or Piggyback Registration is an underwritten offering, then the Company agrees to indemnify and hold harmless each underwriter of Registrable Securities to the same extent and on substantially similar terms as the Company's indemnification of Worldspan as set forth in Section 8(a) above.

         9.       RULE 144 SALES.

                  9.1 Compliance. The Company covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable Worldspan to sell Registrable Securities or Registrable Securities pursuant to Rule 144 under the Securities Act.

                  9.2 Cooperation with Worldspan. In connection with any sale, transfer or other disposition by Worldspan of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with Worldspan to facilitate the timely preparation and delivery of certifies representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares as Worldspan may reasonably request at least two business days prior to any sale of Registrable Securities.

         10.      MISCELLANEOUS.

                  10.1 Amendment and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the parties hereto.

                  10.2 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to Worldspan, to 300 Galleria Parkway, N.W., Atlanta, Georgia 30339, Attention:
         ______________________, Facsimile (____)______________ or (ii) if to
         the Company, to 3343 Peachtree Road N.E., Suite 530, Atlanta, Georgia 30326, Attention: ______________________, Facsimile
         (____)______________. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered by an air courier guaranteeing overnight delivery.

                  10.3 Successors and Assigns. This Agreement may not be transferred or assigned, in whole or in part, without the prior written consent of the Company, which will not be unreasonably withheld, except that consent will not be required in the case of an assignment to an affiliate of Worldspan or any entity that (i) acquires all or substantially all of the assets of Worldspan, whether through purchase, merger, consolidation or otherwise and (ii) agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as Worldspan. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transfers of each of the parties. If any successor, assignee or transferee of Worldspan shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

         10.4 Third Party Beneficiaries. There shall be no third party beneficiaries or intended beneficiaries of this Agreement.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the conflicts of law provisions thereof.

         10.8 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

         10.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above


                                    FLIGHTSERV.COM, INC.



                                    By:
                                       ----------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------



                                    WORLDSPAN, L.P.



                                    By:
                                       ----------------------
                                    Name:
                                         --------------------
                                    Title:
                                          -------------------